As filed with the Securities and Exchange Commission on October 20, 2011
Registration Nos. 333-112628
333-49387
333-49385
333-06013
333-82710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-3098275 (I.R.S. Employer Identification No.)
245 Park Avenue
New York, New York 10167
(Address of principal executive offices) (Zip Code)
Allied Healthcare International Inc. 2002 Stock Option Plan
Transworld Healthcare, Inc. 401(k) Profit Sharing Plan
Transworld Home HealthCare, Inc. Amended 1992 Stock Option Plan
(Full title of the plans)
Marvet Abbassi
Financial Controller
Allied Healthcare International Inc.
245 Park Avenue
New York, New York 10167
(Name and address of agent for service)
(212) 750-0064
(Telephone number, including area code, of agent for service)
Copy to:
David K. Lakhdhir, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
Alder Castle, 10 Noble Street
London EC2V 7JU
United Kingdom
Tel: 44 20 7367 1600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 to Form S-8 (this “Post-Effective Amendment”) is being filed by Allied Healthcare International Inc. (the “Company”) to amend the following registration statements filed by the Company with the Securities and Exchange Commission (collectively, the “Registration Statements”):
•	Registration Statement on Form S-8 filed on February 9, 2004 (Registration No. 333-112628);

•	Registration Statement on Form S-8 filed on April 3, 1998 (Registration No. 333-49387);

•	Registration Statement on Form S-8 filed on April 3, 1998 (Registration No. 333-49385);

•	Registration Statement on Form S-8 filed on June 14, 1996 (Registration No. 333-06013); and

•	Registration Statement on Form S-8 filed on August 11, 1994, as amended by Amendment No. 1 to Form S-8 filed on September 28, 1994 (Registration No. 333-82710).
On October 20, 2011, pursuant to an Agreement and Plan of Merger dated as of July 28, 2011, by and among Saga Group Limited (“Parent”), AHL Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity and a wholly-owned subsidiary of Parent. As a result of the Merger, all shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) are owned by Parent.
The Company hereby removes from registration all shares of Common Stock and other securities of the Company that remain unsold under the Registration Statements as of the date of this Post-Effective Amendment and terminates the effectiveness of the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 20, 2011.

ALLIED HEALTHCARE INTERNATIONAL INC.
By:	/s/ Marvet Abbassi
	Name:	Marvet Abbassi
	Title:	Financial Controller

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Form S-3 in reliance upon Rule 478 under the Securities Act of 1933, as amended.